Exhibit 4.3

OFFICER’S CERTIFICATE

OF KINETIC CONCEPTS, INC. AND KCI USA, INC.

June 22, 2016

The undersigned officer of Kinetic Concepts, Inc., a Texas corporation (“KCI”), and KCI USA, Inc., a Delaware corporation (“KCI USA,” and together with KCI, the “Issuers”), pursuant to Section 13.4 of the Indenture, dated as of February 9, 2016 (the “Indenture”), by and among the Issuers, the guarantors party thereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee and as collateral agent, relating to the issuance and sale by the Issuers of $190,000,000 aggregate principal amount of the Issuers’ 7.875% First Lien Senior Secured Notes due 2021 (the “Notes”), does hereby certify, solely in his capacity as an officer of each of the Issuers and not in any personal capacity, as follows (capitalized terms used but defined below have the respective meanings assigned to them in the Indenture):

1. The undersigned has read the covenants and conditions of the Indenture with respect to the Notes and the definitions in the Indenture relating thereto.

2. The undersigned has reviewed such documents and consulted with the appropriate individuals and counsel as the undersigned has deemed necessary and appropriate to certify the statements herein.

3. In the opinion of the undersigned, the undersigned has undertaken a sufficient review so as to enable him to make an informed opinion as to the accuracy of the statements made herein.

4. In the opinion of the undersigned, all conditions precedent and covenants provided for in the Indenture and the Notes relating to the establishment and original issuance, authentication and delivery of the Notes have been complied with.

5. In the opinion of the undersigned, Section 2.1 of the Indenture has been complied with in the establishment of the terms of the Notes.

6. The aggregate principal amount of the Notes to be authenticated and delivered pursuant to the Indenture is $190,000,000. The Notes shall be issued on June 22, 2016 at an initial issue price of 105.250%, plus accrued interest from February 9, 2016, and shall be Restricted Notes and Additional Notes under the Indenture. Interest on the Notes shall accrue from February 9, 2016.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate as of the date first set forth above.

KINETIC CONCEPTS, INC.

By:	/s/ Caleb A. Moore
	Name:	Caleb A. Moore
	Title:	Vice President, Treasury and Investor Relations

KCI USA, INC.

By:	/s/ Caleb A. Moore
	Name:	Caleb A. Moore
	Title:	Vice President, Treasurer and Investor Relations

[Signature Page to Officer’s Certificate pursuant to the Indenture]